Exhibit 10(e)

*****Text omitted pursuant to

Item 601(a)(6) of Regulation S-K

PGIM, Inc. and the Noteholders signatory hereto

c/o Prudential Private Capital

2029 Century Park East, Suite 860

Los Angeles,  CA 90067

As of September 30, 2020

WD-40 Company

9715 Businesspark Avenue

San Diego, CA 92131

Re:Third  Amendment to Note Purchase and Private Shelf Agreement

Ladies and Gentlemen:

Reference is made to that certain Note Purchase and Private Shelf Agreement, dated as of November 15, 2017 (as amended or otherwise modified from time to time, the “Agreement”), by and between WD-40 Company, a Delaware corporation,  on the one hand, and PGIM, Inc. and the other Purchasers, on the other hand.  Capitalized terms used and not otherwise defined herein shall have the meanings provided in the Agreement.

1.Amendments to Agreement.  Pursuant to the provisions of Section 17 of the Agreement, and subject to the terms and conditions of this letter agreement, the undersigned holders of Notes (the “Noteholders”) and the Company hereby agree that the Agreement is hereby amended, as follows:

(a)Section 10.2 is amended and restated, as follows:

“10.2Investments.  The Company will not, and will not permit any Subsidiary to, make or permit to exist any Investments, except:

(a)Investments held in the form of cash or Cash Equivalents;

(b)Investments existing as of November 15, 2017;

(c)Investments in any Person that is a Credit Party prior to giving effect to such Investment;

(d)Investments by any Subsidiary that is not a Credit Party in any other Subsidiary that is not a Credit Party;

(e)Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(f)Guaranties permitted by Section 10.3;

(g)Permitted Acquisitions;

(h)intercompany loans, advances or capital contributions made by any Credit Party to any of its Subsidiaries which are not Credit Parties (i) made prior to September 30, 2020 and (ii) made on or after September 30, 2020, in an amount not to exceed $10,000,000 in the aggregate at any time outstanding; and

(i)Investments of a nature not contemplated in the foregoing clauses in an amount not to exceed the greater of (i) $15,000,000 in the aggregate at any time outstanding, and (ii) the limitation on such Investments provided for in the Bank Credit Agreement, provided that this clause (ii) shall not apply if (1) a Default or Event of Default existed at the time the modification providing for the applicable greater limitation on such Investments under the Bank Credit Agreement became effective, or (2) if any lenders under the Bank Credit Agreement received any remuneration or other consideration for such modification, unless the holders of the Notes concurrently received their ratable share of such remuneration or other consideration.”

(b)Section 10.3(f) is amended and restated, as follows:

“(f)other unsecured Indebtedness in an aggregate principal amount not to exceed $125,000,000 at any one time outstanding;”

(c)Section 10.6(c) is amended and restated, as follows:

“(c)so long as immediately prior and after giving effect thereto (i) no Default or Event of Default exists and (ii) the Company would be in compliance with the financial covenants set forth in Section 10.11 on a Pro Forma Basis, the Company may make cash dividends; and”

(d)Section 10.11(b) is amended and restated, as follows:

“(b)Consolidated Leverage Ratio.  The Company will not, and will not permit any Subsidiary to, permit the Consolidated Leverage Ratio as of the end of any fiscal quarter of the Company to be greater than 3.50 to 1.00.”

(e)Section 21.2 is amended and restated, as follows:

“21.2Accounting Terms.

All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP.  Except as otherwise specifically provided herein, (i) all computations made pursuant to this Agreement shall be made in accordance with GAAP, and (ii) all financial statements shall be prepared in accordance with GAAP.  Notwithstanding the above, the parties hereto acknowledge and agree that all calculations of the financial covenants in Section 10.11 shall be made on a Pro Forma Basis with respect to (i) any Disposition of all of the Equity Interests of, or all or substantially all of the assets of, a Subsidiary, (ii) any Disposition of a line of business or division of the Company or Subsidiary, or (iii) any Acquisition, in each case, occurring during the applicable period.  In addition, for purposes of determining compliance with this Agreement (including Section 9, Section 10 and the definition of “Indebtedness”), any election by the Company or any Subsidiary to measure any financial liability or other accounting metric using fair value (as permitted by Financial Accounting Standards Board Accounting Standards Codification Topic No. 825-10-25 – Fair Value Option, International Accounting Standard 39 – Financial Instruments:  Recognition and Measurement or any other accounting standard that would result in any financial liability being set forth at an amount less than the actual outstanding principal amount thereof)

shall be disregarded and such determination shall be made as if such election had not been made.  Any lease that is properly characterized as a financing lease in accordance with GAAP but is, for purposes of the Company’s adoption of ASC 842 (regardless of the date on which such lease has been entered into), disregarded as an immaterial financing lease on the Company’s consolidated financial statements (and which the Company’s independent certified public auditor has permitted to be disregarded as immaterial on such financial statements), shall not be a Capital Lease for purposes of this Agreement.”

(f)The Information Schedule is amended and restated in the form set forth as Exhibit A to this letter agreement.

2.Limitation of Modifications.  The modifications effected in this letter agreement shall be limited precisely as written and shall not be deemed to be (a) an amendment, consent, waiver or other modification of any other terms or conditions of the Agreement or any other document related to the Agreement, or (b) a consent to any future amendment, consent, waiver or other modification.  Except as expressly set forth in this letter agreement, each of the Agreement and the documents related to the Agreement shall continue in full force and effect.  The parties hereto acknowledge and agree that this letter agreement constitutes a Transaction Document.

3.Representations and Warranties.  The Company hereby represents and warrants as follows:  (i) No Default or Event of Default has occurred and is continuing (both immediately before and immediately after giving effect to the effectiveness of this letter agreement); (ii) the Company’s entering into and performance of the Agreement, as modified by this letter agreement, has been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, or notice to or action by, any Person (including any Governmental Authority) in order to be effective and enforceable; (iii) the Agreement, as modified by this letter agreement, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application relating to or affecting the enforcement of creditors’ rights or by general principles of equity;  (iv) no fee or other remuneration will be provided to any of the parties to the Bank Credit Agreement as consideration for the amendments provided under the amendment to the Bank Credit Agreement referred to below in clause (ii) of Section 4; and (v) immediately after giving effect to this letter agreement, each of the representations and warranties of the Company set forth in the Agreement is true and correct as of the date hereof (except to the extent such representations and warranties expressly relate to another date, in which case such representations and warranties are true and correct as of such other date).

4.Effectiveness.This letter agreement shall become effective, as of the date hereof (and immediately prior to the purchase and sale of the Shelf Notes occurring on the date hereof), on the date on which (i) the Noteholders shall have received a fully executed counterpart of this letter agreement from each Credit Party, (ii) the Noteholders shall have received a copy of a fully executed amendment to the Bank Credit Agreement in form and substance reasonably satisfactory to the Required Holders, and (iii) the Company shall have paid, by wire transfer of immediately available funds, all reasonable fees, charges and disbursements of counsel to the Noteholders in connection with this letter agreement.

5.Miscellaneous.

(a)This document may be executed in multiple counterparts, which together shall constitute a single document.  Delivery of executed counterparts of this letter agreement by telefacsimile or other secure electronic format (pdf) shall be effective as an original.

(b)This letter agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the internal laws of New York, excluding choice-of-law principles of the law of such state that would permit the application of the laws of a jurisdiction other than such state.

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If you are in agreement with the foregoing, please sign this letter agreement in the space indicated below whereupon, subject to the conditions expressed herein, it shall become a binding agreement among each party named as a signatory hereto.

Sincerely,

PGIM, INC.

By:	/s/ T.J. FLANAGAN III
Vice President

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:	/s/ T.J. FLANAGAN III
Vice President

FARMERS INSURANCE EXCHANGE

By:PGIM Private Placement Investors, L.P. (as Investment Advisor)
as Investment Manager

By:PGIM Private Placement Investors, Inc. (as its General Partner)

By:	/s/ T.J. FLANAGAN III
Vice President

MID CENTURY INSURANCE COMPANY

By:PGIM Private Placement Investors, L.P. (as Investment Advisor)
as Investment Manager

By:PGIM Private Placement Investors, Inc. (as its General Partner)

By:	/s/ T.J. FLANAGAN III
Vice President

Accepted and agreed to as of the date first appearing above:

WD-40 COMPANY, a Delaware corporation

By:	/s/ JAY W. REMBOLT
Name:	Jay W. Rembolt
Title:	Chief Financial Officer

Each of the Guarantors hereby (a) consents to and agrees to be bound by the amendments and other modification effected by this letter agreement and the other transactions contemplated hereby, (b) reaffirms its obligations under the Multiparty Guaranty and its waivers, as set forth in the Multiparty Guaranty, of each and every one of the possible defenses to such obligations, and (c) reaffirms that its obligations under the Multiparty Guaranty are separate and distinct from the obligations of the Company under the Agreement and the Notes.

WD-40 MANUFACTURING COMPANY, a California corporation

By:	/s/ JAY W. REMBOLT
Name:	Jay W. Rembolt
Title:	Chief Financial Officer

HPD LABORATORIES INC., a Delaware corporation

By:	/s/ JAY W. REMBOLT
Name:	Jay W. Rembolt
Title:	Chief Financial Officer

HEARTLAND CORPORATION,  a Kansas corporation

By:	/s/ JAY W. REMBOLT
Name:	Jay W. Rembolt
Title:	Chief Financial Officer

WD-40 COMPANY LIMITED,  a company incorporated in England and Wales

By:	/s/ GARRY O. RIDGE
Name:	Garry O. Ridge
Title:	Director

EXHIBIT A

INFORMATION SCHEDULE

Authorized Officers for PIM

adolfo.cabrera@prudential.com
T.J. Flanagan III Vice President PRUDENTIAL PRIVATE CAPITAL ***** Telephone:***** Facsimile:***** Email: *****	Adolfo Cabrera Vice President PRUDENTIAL PRIVATE CAPITAL ***** Telephone:***** Facsimile:***** Email: *****
Jason Richardson Managing Director PRUDENTIAL PRIVATE CAPITAL ***** Telephone:***** Facsimile:***** Email: *****	James McCrane PRUDENTIAL PRIVATE CAPITAL ***** Telephone:***** Facsimile:*****

Authorized Officers for the Company

Jay Rembolt Vice President, Finance; Treasurer and Chief Financial Officer WD-40 COMPANY 9715 Businesspark Avenue San Diego, CA 92131 Telephone:***** Facsimile:***** Email: *****	Richard Clampitt Vice President, General Counsel and Corporate Secretary WD-40 COMPANY 9715 Businesspark Avenue San Diego, CA 92131 Telephone:***** Facsimile:***** Email: *****
Garry Ridge President and Chief Executive Officer WD-40 COMPANY 9715 Businesspark Avenue San Diego, CA 92131 Telephone:***** Facsimile:***** Email: *****	Rae Ann Partlo Vice President, Corporate Controller WD-40 COMPANY 9715 Businesspark Avenue San Diego, CA 92131 Telephone:***** Facsimile:***** Email: *****